Exhibit 1.1

EXECUTION VERSION

FEDEX CORPORATION

(a Delaware corporation)

AND

THE GUARANTORS NAMED HEREIN

$750,000,000 4.000% Notes due 2024

$500,000,000 4.900% Notes due 2034

$750,000,000 5.100% Notes due 2044

UNDERWRITING AGREEMENT

January 6, 2014

J.P. MORGAN SECURITIES LLC

GOLDMAN, SACHS & CO.

MORGAN STANLEY & CO. LLC

as Representatives of the several Underwriters

named in Schedule A hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

and

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

and

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

FedEx Corporation, a Delaware corporation (the “Company”), and Federal Express Corporation (“FedEx Express”), FedEx Ground Package System, Inc., FedEx Freight Corporation, FedEx Freight, Inc. and FedEx Office and Print Services, Inc. (collectively, the “Significant Guarantors” and, together with each subsidiary of the Company that pursuant to the terms of the Indenture referred to below guarantees the Company’s obligations under such Indenture, the “Guarantors”), hereby confirm their agreement with J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC (collectively,  the “Bookrunners”) and the other underwriters named in Schedule A hereto (collectively, the “Underwriters”) for whom the Bookrunners are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase, severally and not jointly, by the Underwriters of the respective principal amounts set forth in Schedule A hereto, of $750,000,000 aggregate principal amount of the Company’s 4.000% Notes due 2024 (the “Notes due 2024”), $500,000,000 aggregate principal amount of the Company’s 4.900% Notes due 2034 (the “Notes due 2034”) and $750,000,000 aggregate principal amount of the Company’s 5.100% Notes due 2044 (the “Notes due 2044” and, together with the Notes due 2024 and the Notes due 2034, the “Securities”). The Securities will be issued pursuant to a base indenture, dated as of August 8, 2006, among the Company, as issuer, the Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A. (formerly, The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), as amended and supplemented by (x) supplemental indenture no. 2 dated as of January 16, 2009, among the Company, the Guarantors party thereto and the Trustee, (y) supplemental indenture no. 3 dated as of July 27, 2012, among the Company, the Guarantors party thereto and the Trustee and (z) supplemental indenture no. 4 dated as of April 11, 2013, among the Company, the Guarantors party thereto and the Trustee (collectively, the “Base Indenture”) and a supplemental indenture, to be dated as of January 9, 2014 (the “Supplemental Indenture”), among the Company, as issuer, the Guarantors and the Trustee (the Base Indenture and the Supplemental Indenture, each as amended and supplemented, are collectively referred to herein as the “Indenture”).  The Securities will be guaranteed as to principal and interest pursuant to the Indenture by the Guarantors (each such guarantee, a “Securities Guarantee”).  The Company understands that the Underwriters propose to make a public offering of the Securities on the terms and in the manner set forth herein as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-183989), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.”  The Base Prospectus, together with the preliminary prospectus supplement dated January 6, 2014 related to the Securities and as used prior to filing the Prospectus is referred to herein as the “Preliminary Prospectus.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto.  Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System.

Section 1.                                           Representations and Warranties of the Company.  (a) Each of the Significant Guarantors, solely with respect to matters relative to it, and the Company represents and warrants to each Underwriter, as of the date hereof and as of the Closing Time (as defined below), and agrees with each Underwriter as follows:

(i)                                     Compliance with Registration Requirements.  The Registration Statement has become effective under the Securities Act.  No order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; each of the Registration Statement and any amendment thereto, as of the applicable effective date or dates, complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Time, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to (A) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (B) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information consists of the information described as such in Section 7(b) hereof.

(ii)                                  Due Incorporation and Qualification.  Each of the Company and the Significant Guarantors has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package (as defined below) and the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

(iii)                               Subsidiaries.  Each subsidiary of the Company which is a significant subsidiary as defined in Rule 405 of Regulation C of the Securities Act (each, a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole; and all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares or other minimum share ownership as may be required by local law (except as otherwise stated in the Disclosure Package and the Prospectus), is owned by the Company, directly or indirectly through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim of any third party.

(iv)                              Disclosure Package.  The term “Disclosure Package” shall mean (A) the Preliminary Prospectus, as amended or supplemented, (B) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”) identified in Schedule C hereto, (C) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (D) the Final Term Sheet (as defined herein), in the form filed pursuant to Rule 433 under the Securities Act, which also is identified in Schedule C hereto.  As of 3:15 p.m. (New York City time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 7(b) hereof.

(v)                                 Issuer Free Writing Prospectuses.  Neither any Issuer Free Writing Prospectus nor the Final Term Sheet, as of its issue date and at all subsequent times through the Closing Time or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, included, includes or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement as of such date and times, including any document incorporated by reference therein that has not been superseded or modified.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 7(b) hereof.

(vi)                              Distribution of Offering Material By the Company and the Significant Guarantors.  Each of the Company and the Significant Guarantors has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities and Securities Guarantees, any offering material in connection with the offering and sale of the Securities and Securities Guarantees other than the Registration Statement, the Preliminary Prospectus, the Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus included in Schedule C hereto and any other free writing prospectus that the parties hereto expressly agreed in writing to treat as part of the Disclosure Package.

(vii)                           Well-Known Seasoned Issuers.  (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act and (D) at the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (D)), each of the Company and the Significant Guarantors was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, and neither the Company nor any of the Significant Guarantors has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form or has otherwise ceased to be eligible to use the automatic shelf registration statement form.

(viii)                        Not Ineligible Issuers.  (A) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities Act and (B) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (B)), none of the Company and the Significant Guarantors was or is an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that any of the Company or the Significant Guarantors be considered an Ineligible Issuer.

(ix)                              Company Not Investment Company.  The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package will not be required to register as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(x)                                 Internal Controls and Procedures.  The Company maintains effective “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) in compliance with the requirements of the Exchange Act.

(xi)                              No Material Weakness in Internal Controls.  Except as disclosed in the Disclosure Package and the Prospectus, including any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xii)                           Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus during the Prospectus Delivery Period (as defined in Section 4(a) below), when such documents are so filed with the Commission, will conform in all material respects to the applicable requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xiii)                        Accountants.  Ernst & Young LLP, who have expressed their opinion on certain consolidated financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries as required by the Securities Act and the Exchange Act.

(xiv)                       Financial Statements.  The consolidated financial statements and the related notes thereto of each of the Company and FedEx Express included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the consolidated financial positions of the Company and its subsidiaries and of FedEx Express and its subsidiaries, respectively, as of the dates indicated, and the results of their respective operations and the changes in their respective cash flows for the periods specified; such financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved; and the other financial information included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company and FedEx Express included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.  The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents in all material respects the information called for by, and has been prepared in all material respects in accordance with, the Commission’s rules and guidelines applicable thereto.

(xv)                          No Material Adverse Changes.  Except as stated in the Disclosure Package and the Prospectus, subsequent to the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus, there has been no material adverse change, or any development directly involving the Company that would reasonably be expected to result in a material adverse change, in the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

(xvi)                       No Violations or Defaults.  Neither the Company nor any of the Significant Guarantors is (a) in violation of its charter or bylaws; (b) in default of any term, covenant or condition contained in any indenture, contract, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any Significant Guarantor is a party or binding upon the Company or any Significant Guarantor or their respective properties; or (c) in violation of any applicable law or regulation or any judgment or order of any court binding upon the Company or any Significant Guarantor, except in the case of each of clauses (b) and (c) above, for any such default or violation that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

The execution and delivery of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein by the Company, and the execution and delivery of this Agreement, the Indenture and the Securities Guarantees and the consummation of the transactions contemplated herein and therein by each of the Significant Guarantors, have been duly authorized by all necessary corporate action.  This Agreement has been duly executed by the Company and by each of the Significant Guarantors.

The execution and delivery of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein by the Company, and the execution and delivery of this Agreement, the Indenture and the

Securities Guarantees and the consummation of the transactions contemplated herein and therein by each of the Significant Guarantors:

(1)                           will not violate the charter or bylaws of the Company or any Significant Guarantor;

(2)                            will not result in a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Significant Guarantor pursuant to, any indenture, contract, mortgage or other contract or instrument to which the Company or any Significant Guarantor is a party or by which any of their respective properties is bound, except for any breach, default, lien, charge or encumbrance that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole; or

(3)                            will not result in the violation of any applicable law or regulation or any order, judgment or decree of any court or governmental agency binding upon the Company or any Significant Guarantor, except any such violations that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority is required to be obtained or made by the Company or any Significant Guarantor for the consummation by the Company and each of the Significant Guarantors of the transactions contemplated by this Agreement, the Indenture, the Securities or the Securities Guarantees, except for the registration of the Securities and Securities Guarantees under the Securities Act, the qualification of the Indenture under the Trust Indenture Act (such registration and qualification having been completed prior to the date of this Agreement), such consents, approvals, authorizations, orders, registrations and qualifications under applicable securities or Blue Sky laws of the states and other jurisdictions of the United States and such consents, approvals, authorizations, orders, registrations and qualifications the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole or (2) the ability of the Company or any Significant Guarantor to perform its respective obligations under this Agreement, the Indenture, the Securities or the Securities Guarantees.

(xvii)                    Legal Proceedings; Contracts.  Except for matters described in the Disclosure Package and the Prospectus, there is no pending or, to the knowledge of any financial officer or the Executive Vice President and General Counsel of the Company, threatened action or proceeding against the Company or any Significant Guarantor before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected by the Company to have a material adverse effect on (a) the financial condition of the Company and its consolidated subsidiaries taken as a whole or (b) the ability of the Company and the Significant Guarantors to perform their respective obligations under this Agreement, the Indenture, the Securities or the Securities Guarantees.

(xviii)                                                                 Licenses and Permits.  Each of the Company and the Significant Guarantors possesses all valid and effective certificates, licenses and permits required to conduct its business as now conducted, except for instances which individually or in the aggregate do not, or will not, have a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

(xix)                       Enforceability.  The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and the Significant Guarantors, and the Base Indenture constitutes, and when the Supplemental Indenture is duly executed and delivered by the Company and the Significant Guarantors and the other parties thereto, the Indenture will constitute, a valid and binding agreement of the Company and the Significant Guarantors, enforceable against the Company and the Significant Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally or by general equity principles, regardless of whether considered in a proceeding of law or in equity.

(xx)                          Validity of the Securities and the Securities Guarantees.  The Securities have been duly authorized by the Company and the Securities Guarantees have been duly authorized by the Significant Guarantors, and when the Securities have been executed, issued, authenticated and delivered pursuant to the provisions of the Indenture and sold and paid for as provided in this Agreement, and the Securities Guarantees have been executed, issued and delivered pursuant to the provisions of the Indenture, the Securities and the Securities Guarantees will constitute valid and legally binding obligations of the Company and the Significant Guarantors, respectively, entitled to the benefits provided by such Indenture and enforceable against the Company and the Significant Guarantors, respectively, in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights generally or by general equity principles, regardless of whether considered in a proceeding of law or in equity.

(xxi)                       Sarbanes-Oxley Act of 2002.  The Company has complied in all material respects with the currently applicable requirements of the Sarbanes-Oxley Act of 2002.

(b)                                 Additional Certifications.  Any certificate signed by an officer of the Company or any Significant Guarantor and delivered to you or your counsel pursuant to the terms of this Agreement in connection with the offering of the Securities contemplated hereby shall be deemed a representation and warranty by the Company or such Significant Guarantor, as applicable, to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate unless amended or supplemented subsequent thereto.

Section 2.  Sale and Delivery to Underwriters; Closing.  (a)  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price specified in Schedule B hereto, the amount of Securities set forth opposite the name of such Underwriter in Schedule A plus any additional principal amount of Securities such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof.  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.  It is understood that you propose to offer the Securities for sale as set forth in the Disclosure Package and the Prospectus.

(b)                                 Payment of the purchase price for, and delivery of the certificates for, the Securities to be purchased by the Underwriters shall be made at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:30 a.m. (New York City time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

(c)                                  Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against book-entry delivery through the facilities of The Depository Trust Company (“DTC”) to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.  Each of J.P. Morgan Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)                                 The Securities to be so delivered pursuant to this Agreement shall be issued in the form of one or more global securities which shall be deposited with, or in accordance with the instructions of, DTC and registered in the name of its nominee, Cede & Co.

Section 3.  No Advisory or Fiduciary Responsibility.  Each of the Company and the Significant Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities and Securities Guarantees pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantors on other matters) and neither the Company nor the Guarantors shall make any claim relating thereto; (iv) no Underwriter has any obligation to the Company or the Guarantors with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (v) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Underwriters have no obligation pursuant to this Agreement to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship in connection with the transactions contemplated hereby; and (vi) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

Section 4.  Covenants of the Company and the Significant Guarantors.  The Company and, to the extent specified below, each of the Significant Guarantors covenants with each Underwriter participating in the offering as follows:

(a)                                 Representatives’ Review of Proposed Amendments and Supplements.  During the period beginning on the Applicable Time and ending on the later of the Closing Time or such date, as in the opinion of counsel for the Underwriters and communicated in writing to the Company, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object (unless such filing or use is necessary to comply with law).

(b)                                 Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document to be incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the opinion of counsel for the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(d) hereof), file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(c)                                  Final Term Sheet.  The Company will prepare a final term sheet for the Notes due 2024, the Notes due 2034 and the Notes due 2044 containing only a description of the applicable Securities, in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (the “Final Term Sheet”).

(d)                                 Permitted Free Writing Prospectuses.  The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided, that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule C hereto.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  Each of the Company and the Significant Guarantors consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering,

(ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 4(c) hereof.  The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of any Permitted Free Writing Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

(e)                                  Notice of Inability to Use Automatic Shelf Registration Statement Form.  If at any time when the Company has been notified the Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Securities and Securities Guarantees to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(f)                                   Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(g)                                  Blue Sky Qualifications.  The Company and the Significant Guarantors will endeavor, in cooperation with you, to qualify the Securities for offering and sale under, or obtain exemptions from, the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may reasonably request, and will maintain such qualifications in effect for so long as may be required for the distribution of the Securities; provided, that neither the Company nor the Significant Guarantors shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer or to subject itself to taxation as doing business in any jurisdiction in which it is not otherwise required to be so qualified.

(h)                                 Stand-Off Agreement.  The Company and the Significant Guarantors will not, between the date of this Agreement and the Closing Time, without your consent, offer or sell, or enter into any agreement to sell, any unsecured debt securities of the Company (other than the Securities which are to be sold pursuant hereto and commercial paper issued in the ordinary course of business).

(i)                                     Earnings Statement.  The Company will make generally available to its securityholders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “Effective Date” (as defined in Rule 158 of the

Securities Act) of the Registration Statement and otherwise satisfying Section 11(a) of the Securities Act and Rule 158 of the Securities Act.

(j)                                    No Stabilization.  The Company and the Significant Guarantors will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

Section 5.  Payment of Expenses.

(a)                                 The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(i)                                     the preparation and filing of the Registration Statement (including financial statements and exhibits), the Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectuses, each as originally filed and of each amendment and supplement thereto;

(ii)                                  the preparation, issuance and delivery of certificates for the Securities;

(iii)                               the reasonable fees and disbursements of the Company’s accountants and counsel, of the Trustee and its counsel, and of any registrar, paying agent and authenticating agent;

(iv)                              the qualification of the Securities under securities laws in accordance with the provisions of Section 4(g) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey;

(v)                                 the printing and delivery to the Underwriters in quantities as may be reasonably requested of copies of the Preliminary Prospectus, the Final Term Sheet and the Prospectus and any amendments or supplements thereto;

(vi)                              the preparation and delivery to the Underwriters of copies of this Agreement and the Indenture; and

(vii)                           any fees charged by rating agencies for the rating of the Securities.

(b)                                 If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6 (other than the provisions of Section 6(c)(v)) or clause (i) of Section 10 hereof, the Company shall reimburse upon demand the Underwriters for all of their documented out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters, that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities and Securities Guarantees.

Section 6.  Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters to purchase the Securities pursuant to this Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company and the Significant Guarantors herein as of the date hereof and as of the Closing Time, to the accuracy of the statements of the officers of the Company or of any of the Significant Guarantors made in any certificate furnished pursuant to the provisions hereof as of the Closing Time, to the performance and observance in all material respects by the Company and the Significant Guarantors of their respective covenants and agreements contained herein to be performed and observed on their respective parts and to the following additional conditions precedent:

(a)                                 Compliance with Filing Requirements; No Stop Order.  For the period from and after the date hereof and prior to the Closing Time:

(i)                                     the Company shall have timely filed the Preliminary Prospectus and the Prospectus (including the information required by Rule 430B under the Securities Act) with the Commission in the manner and within the time period required by the Securities Act; or, in the case of the Prospectus, the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective;

(ii)                                  each Final Term Sheet, each other Issuer Free Writing Prospectus, if any, and any other material required to be filed by the Company pursuant to Rule 433 under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and

(iii)                               no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(b)                                 No Ratings Change.  At the Closing Time, the rating assigned as of the Applicable Time by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, to any debt securities of the Company (including for purposes of this Section 6(b) any rating indicated by the Company as of the date of this Agreement as the rating orally confirmed to the Company by any such rating organization as the rating to be assigned to the Securities) shall not have been lowered since the Applicable Time nor shall any such rating organization have publicly announced since the Applicable Time that it has placed any debt securities of the Company on what is commonly termed a “watch list” for possible downgrading.

(c)                                  Legal Opinions.  At the Closing Time, you shall have received the following documents:

(i)                                     Opinion of the Executive Vice President, General Counsel and Secretary of the Company.  The opinion of Christine P. Richards, Esq., Executive Vice President, General Counsel and Secretary of the Company, dated as of the date of the Closing Time, to the effect as set forth in Exhibit A.

(ii)                                  Opinion of the Senior Managing Attorney — Employment Law and Assistant Secretary of FedEx Freight, Inc.  The opinion of Christina R. Conrad, Senior Managing Attorney — Employment  Law and Assistant Secretary of FedEx Freight, Inc., dated as of the date of the Closing Time, to the effect as set forth in Exhibit B.

(iii)                               Opinion of the Senior Vice President and General Counsel of FedEx Office and Print Services, Inc.  The opinion of Kimble H. Scott, Esq., Senior Vice President and General Counsel of FedEx Office and Print Services, Inc., dated as of the date of the Closing Time, to the effect as set forth in Exhibit C.

(iv)                              Opinion of Davis Polk & Wardwell LLP.  The opinion of Davis Polk & Wardwell LLP, special counsel to the Company, dated as of the date of the Closing Time, to the effect as set forth in Exhibit D.

(v)                                 Opinion of Simpson Thacher & Bartlett LLP.  The opinion of Simpson Thacher & Bartlett LLP, counsel to the Underwriters, dated as of the date of the  Closing Time, with respect to such matters as the Underwriters may reasonably request.

(d)                                 Officers’ Certificate.  At the Closing Time, there shall not have been, since the respective dates as of which information is given in the Disclosure Package and the Prospectus, any material adverse change in the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole; and you shall have received a certificate of the President or any Vice President of the Company and of each Significant Guarantor, dated as of the date of the Closing Time, to the effect (i) in the case of the certificate to be provided by the President or a Vice President of the Company, that there has been no such material adverse change, (ii) that the other representations and warranties of the Company or such Significant Guarantor contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, except to the extent that such representations and warranties expressly relate to an earlier date or later date (in which case such representations and warranties are true and correct on and as of such earlier date or will be true and correct on and as of such later date, as the case may be), (iii) that the Company or such Significant Guarantor, as the case may be, has complied in all material respects with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the Closing Time and (iv) no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.  The officer signing and delivering each such certificate may rely upon the best of his or her knowledge as to the proceedings threatened.

(e)                                  Accountants’ Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated in the Registration Statement, Disclosure Package and the Prospectus.

(f)                                   Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the date of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to therein for the carrying out of procedures shall be a date not more than three business days prior to the Closing Time.

(g)                                  Other Documents.  At the Closing Time, counsel for the Underwriters shall have been furnished with such opinions and documents (including, without limitation, evidence of good standing in relevant jurisdictions), as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Securities and the Securities Guarantees as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled in accordance with this Agreement, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party except as provided in Section 5 hereof.

Section 7.  Indemnification.

(a)                                 Indemnification of the Underwriters.  Each of the Company and the Significant Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, its directors, officers and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or reasonable expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Preliminary Prospectus, each Issuer Free Writing Prospectus listed on Schedule C hereto, any other free writing prospectus that the parties hereto agree in writing to treat as part of the Disclosure Package, each Final Term Sheet or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its affiliates, officers, directors and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter, or its affiliates, officers, directors or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Significant Guarantors by the Representatives expressly for use in the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described as such in Section 7(b) hereof.  The indemnification agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company and the Significant Guarantors may otherwise have.

(b)                                 Indemnification of the Company, its Directors and Officers and the Guarantors.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Significant Guarantors, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company or any Significant Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or reasonable expense, as incurred, to which the Company, each Significant Guarantor or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or reasonable expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Significant Guarantors by the Representatives expressly for use therein it being understood and agreed that the only such information consists of the information described as such in this Section 7(b); and to reimburse the Company, each Significant Guarantor or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, each Significant Guarantor or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Company and the Significant Guarantors hereby acknowledges that the only information that the Underwriters have furnished to the Company and the Significant Guarantors expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) is as follows: the statements set forth in the third (first, second and third sentences only), fifth (second sentence only), sixth, seventh and eighth paragraphs under the caption “Underwriting”.  The indemnification agreement set forth in this Section 7(b) shall be in addition to any liabilities that such Underwriter may otherwise have.

(c)                                  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), representing all the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party or (iii) the indemnified party and the indemnifying party shall otherwise agree.

(d)                                 Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or reasonable expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

Section 8.  Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party as provided in Section 7, contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Significant Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Significant Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Significant Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.  The relative fault of the Company and the Significant Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Significant Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c) hereof, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The Company, the Significant Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A hereto.  For purposes of this Section 8, each affiliate, director and officer of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company and of each Significant Guarantor, each officer of the Company and of each Significant Guarantor who signed the Registration Statement and each person, if any, who controls the Company or any Significant Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or such Significant Guarantor.

The remedies provided for in Sections 7 and 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 9.  Representations, Warranties, Indemnities and Agreements to Survive Delivery.  All representations, warranties, indemnities and other agreements contained in this Agreement, or contained in certificates of officers of the Company or any Significant Guarantor submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or any Significant Guarantor, and shall survive each delivery of and payment for any of the Securities.

Section 10.  Termination of Agreement.  The Representatives may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Closing Time if: (i) there has been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and the Prospectus, any material adverse change in the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole, (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which would, in your judgment, materially and adversely affect the ability of the Underwriters to market the Securities on the terms and in the manner contemplated by this Agreement, (iii) trading in any securities of the Company shall have been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by said exchange or by order of the Commission or any other governmental authority or (iv) if a banking moratorium shall have been declared by either federal or New York authorities.

In the event of any termination of this Agreement pursuant to this Section 10, the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 7 and 8 hereof and the provisions of Sections 9 and 15 hereof shall remain in effect.

Section 11.  Default by One or More Underwriters.  If any Underwriter shall fail at the Closing Time to purchase the Securities which it is obligated to purchase hereunder (the “Defaulted Securities”), and the aggregate amount of Defaulted Securities is not more than one-tenth of the aggregate amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of the Securities set forth opposite their respective names in Schedule A hereto bears to the aggregate amount of Securities set forth opposite the names of all such non-defaulting Underwriters to purchase the Defaulted Securities; provided, that in no event shall the amount of Defaulted Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased by an amount in excess of one-tenth of such amount of Securities without the written consent of such Underwriter.  If the aggregate amount of Defaulted Securities is more than one-tenth of the aggregate amount of the Securities to be purchased at the Closing Time, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Defaulted Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriters or the Company.

No action taken pursuant to this Section shall relieve a defaulting Underwriter from liability in respect of its default under this Agreement.

In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

Section 12.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered by Federal Express service or transmitted by any facsimile communication.  Notices to the Underwriters shall be directed to J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk — 3rd floor, facsimile: (212) 834-6081, Goldman, Sachs & Co. at 200 West Street, New York, NY 10282, Attention: Registration Department, facsimile: (212) 902-9316 and Morgan Stanley & Co. LLC at 1585 Broadway, 29th Floor, New York, NY 10036, Attention: Investment Banking Division, facsimile: (212) 507-8999. Notices to the Company shall be directed to it at 942 South Shady Grove Road, Memphis, Tennessee 38120 (if by mail or Federal Express service), Attention: Corporate Vice President and Treasurer, facsimile: (901) 818-7248 with copies thereof directed to the Legal Department of the Company at 942 South Shady Grove Road, Memphis, Tennessee 38120 (if by mail or Federal Express Service), Attention: Corporate Vice President—Securities and Corporate Law, facsimile: (901) 818-7119.

Section 13.  Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 14.  Parties.  This Agreement shall inure to the benefit of and be binding upon the Company, the Significant Guarantors and any Underwriter who becomes a party hereto and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 15.  Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES CREATED HEREBY AND THEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.  Any suit, action or proceeding brought by the Company or any Significant Guarantor against any Underwriter or, any suit action or proceeding brought by any Underwriter against the Company or any Significant Guarantor, in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

Section 16.  Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Section 17.  Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 18.  Effect on Prior Agreements and Understandings.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantors and the several Underwriters, or any of them, with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you, the Company and the Significant Guarantors in accordance with its terms.

Very truly yours,

FEDEX CORPORATION

By:	/s/ Michael C. Lenz
	Name:	Michael C. Lenz
	Title:	Corporate Vice President and Treasurer

[CONTINUED ON NEXT PAGE]

[Signature Page to the Underwriting Agreement]

FEDERAL EXPRESS CORPORATION

By:	/s/ Cathy D. Ross
	Name:	Cathy D. Ross
	Title:	Executive Vice President and Chief Financial Officer

FEDEX GROUND PACKAGE SYSTEM, INC.

By:	/s/ Gretchen G. Smarto
	Name:	Gretchen G. Smarto
	Title:	Senior Vice President — Finance and Administration, Chief Financial Officer and Treasurer

FEDEX FREIGHT CORPORATION

By:	/s/ Donald C. Brown
	Name:	Donald C. Brown
	Title:	Executive Vice President — Finance and Administration and Chief Financial Officer

FEDEX FREIGHT, INC.

By:	/s/ Donald C. Brown
	Name:	Donald C. Brown
	Title:	Executive Vice President — Finance and Administration and Chief Financial Officer

FEDEX OFFICE AND PRINT SERVICES, INC.

By:	/s/ Leslie M. Benners
	Name:	Leslie M. Benners
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to the Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Vice President

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

Acting on behalf of themselves and the other several Underwriters named in Schedule A to the foregoing Agreement

[Signature Page to the Underwriting Agreement]

EXHIBIT A

Form of Opinion of
the Executive Vice President, General Counsel and Secretary of the Company

1.                          Each of the Company and each Significant Guarantor is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority under such laws to own its properties and to conduct its business as described in the Disclosure Package and the Prospectus.  Each of the Company and each Significant Guarantor is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

2.                          Each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 405 of Regulation C of the Securities Act (each, a “Significant Subsidiary”) is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority under the laws of its jurisdiction of incorporation to own its properties and to conduct its business as described in the Disclosure Package and the Prospectus.  To my knowledge, each Significant Subsidiary is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.  All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and all of such capital stock, except for directors’ qualifying shares or other minimum share ownership as may be required by local law (except as otherwise stated in the Disclosure Package and the Prospectus), is owned by the Company, directly or indirectly through subsidiaries, free and clear, to my knowledge, of any security interest, mortgage, pledge, lien, encumbrance or adverse claim of any third party.

3.                          The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each of the Significant Guarantors.

4.                          The Indenture has been duly authorized, executed and delivered by the Company and each of the Significant Guarantors, and the Indenture has been duly qualified under the Trust Indenture Act.

5.                          The Securities have been duly authorized, executed and delivered by the Company.  The Securities Guarantees have been duly authorized, executed and delivered by each of the Significant Guarantors.

6.                          The Securities, the Securities Guarantees and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

7.                          The Registration Statement and the Prospectus and the documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (other than the financial statements and schedules and other financial and statistical data therein, as to which I express no opinion), when they were filed with the Commission, were appropriately responsive in all material respects to the applicable requirements of the Securities Act and the Exchange Act in effect at the time such documents were so filed.

8.                          The execution and delivery of the Underwriting Agreement, the Indenture and the Securities and the consummation of the transactions contemplated thereby by the Company, and the execution and delivery of the Underwriting Agreement, the Indenture and the Securities Guarantees and the consummation of the transactions contemplated thereby by each of the Significant Guarantors, do not and will not:

(a)                     violate the charter or bylaws of the Company or of any Significant Guarantor as in effect on the date hereof;

(b)                     result in a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Significant Guarantor pursuant to, any contract, agreement or other instrument binding upon the Company or any Significant Guarantor and filed as a material agreement by the Company as an exhibit to its Annual Report on Form 10-K for the fiscal year ended May 31, 2013, or its Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 2013 and November 30, 2013, or its Current Report on Form 8-K dated December 9, 2013, except for any breach, default, lien, charge or encumbrance that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole or (ii) the ability of the Company or any Significant Guarantor to perform its respective obligations under the Underwriting Agreement, the Base Indenture, the Supplemental Indenture, the Securities or the Securities Guarantees; or

(c)                      result in the violation of any presently applicable and published statute or regulation in effect on the date hereof or any order, judgment or decree of any court or governmental agency that names and is specifically directed to the Company or any Significant Guarantor binding upon the Company or any Significant Guarantor as of the date hereof, except any such violations that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole or (ii) the ability of the Company or any Significant Guarantor to perform its respective obligations under the Underwriting Agreement, the Base Indenture, the Supplemental Indenture, the Securities or the Securities Guarantees.

9.                          No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority is required to be obtained or made by the

Company or any Significant Guarantor for the valid authorization, issuance, sale and delivery of the Securities and the Securities Guarantees as contemplated by the Underwriting Agreement, the Indenture and the Disclosure Package or the Prospectus or for the authorization, execution and delivery by the Company and the Significant Guarantors of the Underwriting Agreement and the Indenture and the performance of their respective obligations thereunder, or for the consummation by the Company and the Significant Guarantors of the transactions contemplated by the Underwriting Agreement and the Indenture, except for the registration of the Securities and Securities Guarantees under the Securities Act, the qualification of the Indenture under the Trust Indenture Act, the filing of the Preliminary Prospectus, Prospectus and Final Term Sheet with the Commission pursuant to Rules 424 and 433 under the Securities Act, such consents, approvals, authorizations, orders, registrations and qualifications under applicable securities or Blue Sky laws of the states and other jurisdictions of the United States and such consents, approvals, authorizations, orders, registrations and qualifications the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (a) the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole or (b) the ability of the Company or any Significant Guarantor to perform its respective obligations under the Underwriting Agreement, the Base Indenture, the Supplemental Indenture, the Securities or the Securities Guarantees.

10.                   The Registration Statement is effective under the Securities Act.  To my knowledge: (a) no order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto is in effect and no proceedings for such purpose are pending or threatened by the Commission; and (b) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form.

11.                   To my knowledge, there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to (or incorporated by reference into) the Registration Statement or described in the Registration Statement or the Prospectus.

12.                   The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package will not be required to register as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

I hereby confirm to you that, except for the matters described in the Disclosure Package and the Prospectus (as to all of which I express no confirmation or opinion at this time concerning the liability of the Company or any subsidiary of the Company (if any) or the effect of any adverse determination upon the Company and its consolidated subsidiaries taken as a whole), there is no pending or, to my knowledge, overtly threatened in writing, action or proceeding against the Company or any subsidiary of the Company before any court or administrative agency that individually (or in the aggregate in the case of any group of related lawsuits) is expected by the Company as of the date hereof to have a material adverse effect on

(a) the financial condition of the Company and its consolidated subsidiaries taken as a whole or (b) the ability of the Company and the Significant Guarantors to perform their respective obligations under the Underwriting Agreement, the Base Indenture, the Supplemental Indenture, the Securities or the Securities Guarantees.

In addition, I or attorneys under my supervision have participated in conferences with officers and other representatives of the Company and the Significant Guarantors, representatives of the Company’s independent registered public accounting firm and representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus, and any amendments or supplements thereto, and related matters were discussed and, although I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus (other than as specified above), on the basis of the foregoing, nothing has come to my attention that would lead me to believe that: (i) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Prospectus, as of its date or at the Closing Time contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I express no belief as to (a) the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto or (b) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act).

EXHIBIT B

Form of Opinion of
the Senior Managing Attorney — Employment Law and
Assistant Secretary of FedEx Freight, Inc.

1.                          FedEx Freight, Inc. (“Freight Inc.”) is a corporation validly existing and in good standing under the laws of the State of Arkansas and has the corporate power and authority under such laws to own its properties and to conduct its business as described in the Disclosure Package and the Prospectus.  Freight Inc. is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

2.                          Each of the Underwriting Agreement, the Indenture and the Freight Inc. Guarantee has been duly and validly authorized, executed and delivered by Freight Inc.

3.                          The execution and delivery by Freight Inc. of each of the Underwriting Agreement, the Indenture and the Freight Inc. Guarantee and the consummation by Freight Inc. of the transactions contemplated thereby do not, and the performance by Freight Inc. of its obligations thereunder will not, result in a violation of the articles of incorporation or bylaws of Freight Inc. as in effect on the date hereof.

B-1

EXHIBIT C

Form of Opinion of
the Senior Vice President and General Counsel of
FedEx Office and Print Services, Inc.

1.                          FedEx Office and Print Services, Inc. (“FedEx Office”) is a corporation validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority under such laws to own its properties and to conduct its business as described in the Disclosure Package and the Prospectus.  FedEx Office is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, property, financial condition or results of operations of the Company and its consolidated subsidiaries taken as a whole.

2.                          Each of the Underwriting Agreement, the Indenture and the FedEx Office Guarantee has been duly and validly authorized, executed and delivered by FedEx Office.

3.                                      The execution and delivery by FedEx Office of each of the Underwriting Agreement, the Indenture and the FedEx Office Guarantee and the consummation by FedEx Office of the transactions contemplated thereby do not, and the performance by FedEx Office of its obligations thereunder will not, result in a violation of the certificate of formation or bylaws of FedEx Office as in effect on the date hereof.

C-1

EXHIBIT D

Form of Opinion of Davis Polk & Wardwell LLP

1.                                      The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor organized under the laws of the State of Delaware and, assuming the Indenture has been duly authorized, executed and delivered by the Trustee and each Guarantor not organized under the laws of the State of Delaware, is a valid and binding agreement of the Company and each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any stay law, (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Guarantor’s obligation or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

2.                                      The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any stay law, (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

3.                                      Assuming the due authorization of the Guarantee endorsed on each Note by the applicable Guarantor (other than any Guarantor organized under the laws of the State of Delaware), the Guarantees, when the Notes (and the Guarantees endorsed thereon) are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the applicable Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; provided that we express no opinion as to (x) the

D-1

enforceability of any waiver of rights under any stay law, (y) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indenture or Guarantee that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of the Guarantor’s obligation or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

4.                                      The statements included in the Prospectus under the caption “Material United States Federal Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

D-2

SCHEDULE A

Name of Underwriter	Principal Amount of Notes due 2024	Principal Amount of Notes due 2034	Principal Amount of Notes due 2044
J.P. Morgan Securities LLC	$172,500,000	$115,000,000	$172,500,000
Goldman, Sachs & Co.	150,000,000	100,000,000	150,000,000
Morgan Stanley & Co. LLC	150,000,000	100,000,000	150,000,000
Citigroup Global Markets Inc.	46,875,000	31,250,000	46,875,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	46,875,000	31,250,000	46,875,000
BNP Paribas Securities Corp.	15,000,000	10,000,000	15,000,000
Deutsche Bank Securities Inc.	15,000,000	10,000,000	15,000,000
Mizuho Securities USA Inc.	15,000,000	10,000,000	15,000,000
Regions Securities LLC	15,000,000	10,000,000	15,000,000
Scotia Capital (USA) Inc.	15,000,000	10,000,000	15,000,000
SunTrust Robinson Humphrey, Inc.	15,000,000	10,000,000	15,000,000
Wells Fargo Securities, LLC	15,000,000	10,000,000	15,000,000
BNY Mellon Capital Markets, LLC	5,625,000	3,750,000	5,625,000
Commerz Markets LLC	5,625,000	3,750,000	5,625,000
Fifth Third Securities, Inc.	5,625,000	3,750,000	5,625,000
FTN Financial Securities Corp.	5,625,000	3,750,000	5,625,000
HSBC Securities (USA) Inc.	5,625,000	3,750,000	5,625,000
KBC Securities USA, Inc.	5,625,000	3,750,000	5,625,000
KeyBanc Capital Markets Inc.	5,625,000	3,750,000	5,625,000
Mitsubishi UFJ Securities (USA), Inc.	5,625,000	3,750,000	5,625,000
PNC Capital Markets LLC	5,625,000	3,750,000	5,625,000
Samuel A. Ramirez & Company, Inc.	5,625,000	3,750,000	5,625,000
Standard Chartered Bank	5,625,000	3,750,000	5,625,000
SMBC Nikko Securities America, Inc.	5,625,000	3,750,000	5,625,000
The Williams Capital Group, L.P.	5,625,000	3,750,000	5,625,000
U.S. Bancorp Investments, Inc.	5,625,000	3,750,000	5,625,000

Total	$750,000,000	$500,000,000	$750,000,000

Schedule A-1

SCHEDULE B

$750,000,000 4.000% Notes due 2024

1.                                      The initial public offering price of the Notes due 2024 shall be 99.828% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2.                                      The purchase price to be paid by the Underwriters for the Notes due 2024 shall be 99.178% of the principal amount thereof.

3.                                      The interest rate on the Notes due 2024 shall be 4.000% per annum.

$500,000,000 4.900% Notes due 2034

1.                                      The initial public offering price of the Notes due 2034 shall be 99.860% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2.                                      The purchase price to be paid by the Underwriters for the Notes due 2034 shall be 98.985% of the principal amount thereof.

3.                                      The interest rate on the Notes due 2034 shall be 4.900% per annum.

$750,000,000 5.100% Notes due 2044

1.                                      The initial public offering price of the Notes due 2044 shall be 99.831% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2.                                      The purchase price to be paid by the Underwriters for the Notes due 2044 shall be 98.956% of the principal amount thereof.

3.                                      The interest rate on the Notes due 2044 shall be 5.100% per annum.

Schedule B-1

SCHEDULE C

ISSUER FREE WRITING PROSPECTUSES

1.                                      Final term sheet, dated January 6, 2014, relating to the Notes due 2024, the Notes due 2034 and the Notes due 2044, as filed pursuant to Rule 433 under the Securities Act

Schedule C-1